Exhibit 99.1

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
NEWS RELEASE

Cheniere Partners Holdings Declares Quarterly Dividend

Houston, Texas - August 10, 2018 - Cheniere Energy Partners LP Holdings, LLC (“Cheniere Partners Holdings” or the “Company”) (NYSE American: CQH) announced today that its Board of Directors declared a quarterly cash dividend of $0.56 per common share representing limited liability company interest in the Company. The dividend will be payable on August 28, 2018 to shareholders of record as of the close of business August 20, 2018.

Cheniere Partners Holdings’ only business consists of owning common units and subordinated units of Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE American: CQP), along with other cash or property received as distributions in respect of such units.

Cheniere Partners Holdings’ quarterly dividend is expected to be the amount of distributions received related to its interest in Cheniere Partners, less reserves for general and administrative and tax expenses. Based on Cheniere Partners Holdings’ deemed federal net operating loss carryforward, current tax rates and market assumptions, Cheniere Partners Holdings is expected to begin making tax payments under a tax sharing agreement with Cheniere Energy, Inc. (NYSE American: LNG) in the early 2020s.

About Cheniere Partners Holdings
Cheniere Partners Holdings owns an approximately 48.6% limited partner interest in Cheniere Partners as of June 30, 2018. Cheniere Partners Holdings’ only business consists of owning Cheniere Partners units and, accordingly, its results of operations and financial condition are dependent on the performance of Cheniere Partners. Cheniere Partners is constructing and operating natural gas liquefaction facilities at the Sabine Pass LNG terminal. Cheniere Partners plans to construct up to six natural gas liquefaction trains (“Trains”), which are in various stages of development, construction, and operations. Trains 1 through 4 are operational, Train 5 is undergoing commissioning, and Train 6 is being commercialized and has all necessary regulatory approvals in place. Each liquefaction Train is expected to have a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, and potential overdesign, of approximately 4.5 million tonnes per annum (“mtpa”) of LNG and an adjusted nominal production capacity of approximately 4.3 to 4.6 mtpa of LNG. Cheniere Partners also owns and operates regasification facilities at the Sabine Pass LNG terminal and the Creole Trail Pipeline, which interconnects the Sabine Pass LNG terminal with a number of large interstate pipelines.
For additional information, please refer to the Cheniere Partners Holdings website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the Securities and Exchange Commission.
Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ and Cheniere Partners Holdings’ business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, (vi) statements regarding future discussions and entry into contracts, and (vii) statements regarding the anticipated tax payments under a tax sharing agreement with Cheniere Energy, Inc. and the timing thereof. Although Cheniere Partners Holdings believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners Holdings’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners Holdings’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners Holdings does not assume a duty to update these forward-looking statements.

CONTACTS

Cheniere Energy Partners LP Holdings, LLC

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Randy Bhatia	713-375-5479
Megan Light	713-375-5492
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Eben Burnham-Snyder	713-375-5764